Exhibit 2

                           ASSET PURCHASE AGREEMENT

     AGREEMENT, dated July 28, 2005, among HEALTH PLUS MANAGEMENT SERVICES, L.L.C, a New York limited liability company having its principal place of business in Hempstead, New York (the "Buyer"), HEALTH MANAGEMENT CORPORATION OF AMERICA, a Delaware corporation having its principal place of business in Melville, New York ("HMCA"), DYNAMIC HEALTHCARE MANAGEMENT, INC., a New York corporation having its principal place of business in Melville, New York ("Dynamic"), and FONAR CORPORATION, a Delaware corporation having its principal place of business in Melville, New York ("Fonar") and the direct corporate parent of HMCA (a wholly owned subsidiary of Fonar) and the indirect corporate parent of Dynamic.

                             W I T N E S S E T H:

     WHEREAS, HMCA owns all of the issued and outstanding shares of stock of Dynamic (HMCA and Dynamic are hereinafter sometimes referred to as the "Sellers" or individually as a "Seller");

     WHEREAS, HMCA and Dynamic previously provided management services for AlliancePhysical Medicine & Rehabilitation, P.C. ("Alliance"), Bellmore Medical Practice, P.C. ("Bellmore") and Superior Medical Services, P.C. ("Superior");

     WHEREAS, Alliance, Bellmore and Superior (the "Formerly Managed P.C.'s") have ceased the practice of medicine and conduct of business and new professional corporations, with different ownership, have commenced the practice of medicine and conduct of business at sites previously utilized by the Formerly Managed P.C.'s;

     WHEREAS, HMCA has entered into management agreements (the "Management Agreements") with each of said new P.C.'s which are Island South Physical Medicine & Rehabilitation, P.C. ("Long Island Rehabilitation"), Physical Medicine & Rehabilitation of New York, P.C. ("New York Rehabilitation"), Sports Medicine & Spine Rehabilitation, P.C. (formerly known as Central Island Physical Medicine & Rehabilitation, P.C.) ("Sports & Spine Rehabilitation"), and Perry Physical Medicine and Rehabilitation, P.C. ("Perry Rehabilitation") (together, Long Island Rehabilitation, New York Rehabilitation, Sports & Spine Rehabilitation, and Perry Rehabilitation are hereinafter sometimes referred to as the "New P.C.'s");

     WHEREAS, pursuant to the Management Agreements, HMCA and Dynamic provide physician practice management services to the New P.C.'s;

     WHEREAS, the New P.C.'s are engaged in the practice of physical therapy and rehabilitation;

     WHEREAS, Sellers no longer wish to be in the business of managing physical therapy and rehabilitation facilities;

     WHEREAS, pursuant to the terms and conditions of this Agreement HMCA and Dynamic wish to sell and the Buyer wishes to buy the business of the Sellers of managing physical therapy and rehabilitation facilities (the "Physical Therapy Management Business") and certain other assets of the Sellers used in connection with the Physical Therapy Management Business, as specifically identified herein; and

     WHEREAS, in connection with this Agreement, HMCA and the members of the Buyer, Stuart Blumberg and Steven Jonas, wish to terminate the employment agreements entered into between each of Stuart Blumberg and Steven Jonas with HMCA on August 20, 1998 ("Employment Agreements");

     NOW THEREFORE, in consideration of the premises, representations and covenants contained herein, the parties hereto agree as follows:

     1. Sale and Purchase of Assets. The Sellers will sell, convey, transfer, assign and deliver to the Buyer, free and clear of any lien, charge, encumbrance, option, right of first refusal, security interest, easement, obligation or claim or other third party right of any kind, as of the closing date referred to in Section 3 below (the "Closing Date") and, subject to the terms and conditions of this Agreement, the Buyer will purchase from the Sellers as of the Closing Date, at the purchase price provided for in Section 2 below, the properties and assets of the Sellers, as existing on the Closing Date, listed in Exhibit A hereto (the "Assets"). Only the Assets listed in Exhibit A are included in the sale. All other assets and properties of HMCA and Dynamic, including cash and the accounts receivable from the Formerly Managed P.C.'s as existing on the Closing Date are excluded.

     2. Purchase Price. The purchase price for the Assets to be conveyed hereunder (the "Purchase Price") shall be Six Million Six Hundred Thousand ($6,600,000) Dollars, payable pursuant to a Promissory Note in the form of Exhibit B hereto (the "Note") payable to HMCA as directed by the Sellers.

     In the event that the Buyer shall sell all or part of the Assets other than in the ordinary course of business or obtain debt financing secured by the Assets, the net proceeds to the Buyer (after deduction of commissions, fees and other expenses, including attorneys' and accountants' fees) no later than 60 days following the date the Buyer shall have received said net proceeds, shall be paid by the Buyer to HMCA as a prepayment on the Note.

     The Purchase Price for the Assets shall be allocated for federal, state, local and foreign tax purposes by each party among the Sellers and the Assets sold, transferred and assigned hereunder and the agreements contained herein below as set forth on Schedule 2 attached hereto.

     3. Closing. The closing ("Closing") of such sale and purchase shall take place at the offices of Nixon Peabody LLP located at 990 Stewart Avenue, Garden City, New York 11530, at 10:00 o'clock a.m., New York time, on the date hereof or at such other time and place as the parties may agree upon in writing (such time and date is herein called the "Closing Date").

At the Closing:

     (a) Transfer of Assets by the Sellers. HMCA and Dynamic will deliver to the Buyer bills of sale in the form of Exhibit C hereto, which shall vest in the Buyer good and marketable title to the Assets, free and clear of any lien, charge, encumbrance, option, right of first refusal, security interest, easement, obligation or claim or other third party right of any kind.

     (b) Payment of Consideration for the Assets. Buyer shall pay the Purchase Price as provided in Paragraph 2.

     (c) Security Agreement. The Buyer shall execute and deliver to HMCA a security agreement in the form of Exhibit E securing the payment of the Note to HMCA. Pursuant to the security agreement, the Buyer will grant to HMCA a security interest in the Assets as existing at the time of the Closing and the assets of the Buyer as existing from time to time to secure the payment of the Note.

     (d) Termination Agreements with Members of the Buyer. HMCA, Fonar and each of Stuart Blumberg and Steven Jonas will enter into Agreements in the form of Exhibit F (Exhibit F-1 for Stuart Blumberg and Exhibit F-2 for Steven Jonas) hereto (the "Termination Agreements").

     (e) [Intentionally Omitted]

     (f) Assigned Agreements. At the Closing, Sellers shall assign the Assigned Agreements to the Buyer pursuant to an Assignment and Assumption Agreement in the form of Exhibit G hereto.

     4. Assumption of Certain Liabilities and Obligations, Et Cetera. The Buyer hereby agrees, effective upon the Closing, to assume and pay or discharge, those liabilities and obligations of HMCA and Dynamic which are specified as being assumed by the Buyer in the agreement and list of liabilities attached hereto as Exhibit D hereto ("Assumed Liabilities").

     5. No General Assumption; Excluded Liabilities. The Buyer will not assume, be bound by or agree to pay, perform or discharge any liabilities or obligations, fixed or contingent of HMCA, Dynamic or any of their respective subsidiaries or affiliates of any kind or nature whatsoever, except for those which are expressly assumed pursuant to the provisions of Section 4 above, including without limitation, (i) legal, accounting, brokerage, finder's fees, taxes or other expenses incurred by the Sellers in connection with this Agreement or the consummation of the transactions contemplated hereby; (ii) any intercompany debt or other liability or obligation of any nature between Sellers and any past or present affiliate of any Seller; (iii) liabilities or obligations incurred by any Seller after the Closing; (iv) any obligation or liability relating to any litigation or any claim arising out of any dispute against any Seller; (v) any liability for any federal, state, local, foreign or other taxes, duties, or similar charges imposed by any taxing or governmental authority on or payable by any Seller or relating to operations, products or assets of any Seller, or as a consequence of the transactions contemplated hereby; (vi) any liability or obligation to employees, government agencies or other third parties in connection with any employee benefit plan of any Seller;
(vii) any liability or obligation of Seller that is not an Assumed Liability;
(viii) any liability or obligation to employees of any Seller, including any liability or obligation with respect to wages or unused vacation time; (x) any accounts payable, notes payable and bank debts of any Seller; and (xi) any liability related to any business of Seller other than the Physical Therapy Management Business.

     6. Representations and Warranties by the Sellers. HMCA and Dynamic, jointly and severally, represent and warrant to the Buyer as follows:

     (a) Organization and Standing of the Sellers. HMCA and Dynamic are corporations duly organized, validly existing and in good standing under the law of the States of Delaware and New York, respectively, and have all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the sale and all other transactions contemplated hereby have been duly authorized by all necessary action on the part of the HMCA and Dynamic. No consents are necessary to authorize the transactions contemplated hereby under any contract, indenture or other agreement to which HMCA or Dynamic is a party or by which it is bound.

     (c) Qualification. Neither HMCA nor Dynamic is required to qualify as a foreign entity authorized to do business in any jurisdiction in which it is not so qualified where such failure to qualify would have a material adverse effect on the business and assets to be transferred to the Buyer under this Agreement.

     (d) Subsidiaries. Dynamic does not own any stock or other equity interest in any corporation, limited liability company, partnership or other entity.

     (e) Financial Statements.  The Sellers have or will deliver to the Buyer:

     (i) representation letter to Marcum & Kleigman, Sellers' accountants, dated September 14, 2004, by HMCA on behalf of HMCA and its subsidiaries;

     (ii) internal management report balance sheets for Dynamic's Physical Therapy Management Business as at June 30, 2002, June 30, 2003 and June 30, 2004, and an interim internal management report balance sheet for Dynamic's Physical Therapy Management Business as at April 30, 2005;

     (iii) internal management report income statements for the Physical Therapy Management Business for the one-year periods ending June 30, 2002, June
 30, 2003 and June 30, 2004, and an interim internal management report income statement for the Physical Therapy Management Business as at April 30, 2005;

     (iv) Exhibit K regarding certain Sellers' accounts receivable that are Assets;

     (v) All financial statements, schedules, Exhibits and items referred to above are, or will be when delivered, complete and correct in all material respects, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, fairly present or will when delivered fairly present, the financial position of as at the respective dates indicated and the results of its operations for the periods indicated, and disclose all liabilities required to be disclosed, contingent or otherwise, as at said dates. No such material liabilities are past due and no penalty or interest is payable with respect to any such liabilities. Except as set forth in such financial statements or this Agreement, there are no other liabilities of HMCA and its subsidiaries.

     (f) Absence of Certain Changes.  Since June 30, 2004, there has not been:

     (i) any change in the business, condition (financial or otherwise), assets or liabilities of HMCA and Dynamic, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business, which, individually or in the aggregate, has been materially adverse, except to the extent set forth in subparagraph (f)(iv) below;

     (ii) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or prospects of HMCA or Dynamic or any of the assets and properties of HMCA or Dynamic;

     (iii) any increase in the compensation, pensions or other benefits payable or to become payable by HMCA or Dynamic to any of its employees who are or will be performing services at the facilities to be operated by the New P.C.'s or any bonus payment or arrangement made to or with any thereof other than those which are consistent with past practices and have been disclosed in writing to the Buyer;

     (iv) any event or condition of any character materially and adversely affecting the businesses of HMCA or Dynamic, except (a) denials of claims for reimbursement by professional corporations managed by HMCA for MRI scans performed in certain cases where an improper financial relationship, in particular where self-referral was alleged, based on (1) the common ownership of the referring physical therapy facility and MRI facility, or (2) the management of both facilities by HMCA (or Dynamic), (b) oral statements by insurers that there may also be issues involving the corporate practice of medicine based on the relationship of HMCA or Dynamic and the medical facilities they manage, (c) a decision by the New York State Court of Appeals that insurers may deny claims based on the corporate practice of medicine and that in connection therewith, the insurer is entitled to make reasonable inquiries and (d) the litigation listed on Exhibit R hereto. The operations and business of each of HMCA and Dynamic has been conducted in all respects only in the ordinary course and substantially in the manner in which they have been conducted since the commencement of its most recently completed fiscal year.

     (g) Tax Returns and Payments. All tax returns and reports of each of HMCA, Dynamic and the entities with which they are consolidated for tax reporting purposes required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon any properties, assets, income or franchises of any such entity or for which any such entity is otherwise liable, which are due and payable have been paid, other than those presently payable without penalty or interest and which have been disclosed in writing to the Buyer. The charges, accruals and reserves on the books of HMCA, Dynamic and the entities with which they are consolidated for tax reporting purposes with respect to taxes for all fiscal periods are adequate and said corporations do not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor other than as so reflected on their respective books and records. No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by any of said corporations. HMCA shall file or cause to be filed when due (or as may be extended) the Federal, State and local income tax returns for said corporations for all periods up to the Closing Date, shall pay all taxes, interest and penalties as may be due for such periods and shall be entitled to any refunds for any such periods up to the Closing Date.

     (h) Real Property. Neither HMCA nor Dynamic owns any real property. Exhibit H attached hereto contains a summary description of all leases of any real property held by either HMCA or Dynamic and used by them in the conduct of the Physical Therapy Management Business. HMCA has delivered to the Buyer complete and correct copies of all such leases for real property. All of such leases are valid and subsisting and none of them is in default. No toxic, medically hazardous or radioactive materials are used in or produced by any such operations and no such materials are disposed of or stored on any properties leased or used in such operations other than medical waste and x-ray materials which are produced or used in the ordinary conduct of the professional corporations' medical practices and which are used, stored and disposed of in accordance with applicable laws and regulations.

     (i) Personal Property. All personal properties and assets used, or held for use, in the Physical Therapy Management Business are included among the Assets and are listed in Exhibit I hereto. HMCA or Dynamic has good and marketable title to each of said items of personal property and assets, in each case subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge, except as set forth in Exhibit J. None of said personal properties or assets is held by HMCA or Dynamic as lessee under or subject to any lease or as conditional vendee under any conditional sale or other title retention agreement, except as set forth in Exhibit J. All accounts and notes receivable of HMCA and Dynamic on the schedule of accounts and notes receivable attached hereto as Exhibit K represent valid and binding obligations and are stated and reserved against in accordance with generally accepted accounting principles and historical experience. All inventory and supplies are usable on a normal basis in the existing Physical Therapy Management Business. There have been no acquisitions or dispositions of any inventory or supplies since June 30, 2004 except in the ordinary course of business. The Assets constitute all of the properties and assets used by Sellers in connection with the operation of the Physical Therapy Management Business and, include all of the properties and assets necessary to operate the Physical Therapy Management Business as it has been operated prior to the date hereof.

     (j) Energy and Materials. Neither HMCA nor Dynamic has received any notice or other communication, whether formal or informal, from any supplier of gas, oil or electric power or of supplies or other materials used in its business or operations to the effect that any such energy source, supplies or material will become unavailable to an extent which might impair the continued conduct of its business or operations at the greater of their current or historic levels.

     (k) Insurance. The insurance policies currently maintained by or for the benefit of HMCA and Dynamic are listed on Exhibit L hereto and each is fully paid for periods extending in all cases beyond the Closing Date.

     (l) Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the Physical Therapy Management Business or any Seller delivered or to be delivered to the Buyer by or on behalf of the Sellers pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact. To the best of HMCA's and Dynamic's knowledge, there is no fact directly related to the Physical Therapy Management Business which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of such business, which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to Buyer by or on behalf of the Sellers in connection with the transactions contemplated hereby.

     (m) Contracts. With the exception of those contracts and commitments listed or referred to in Exhibit M, neither HMCA nor Dynamic is a party to or bound by any contract or commitment, whether written or oral relating to the Physical Therapy Management Business, other than orders and commitments for the purchase or sale of supplies or services entered into in the ordinary course of business not involving commitments singly or in the aggregate of more than Five Thousand United States Dollars ($5,000).

     HMCA and Dynamic have delivered to the Buyer complete and correct copies of all Assigned Agreements. HMCA or Dynamic has complied with all the provisions of such Agreements and is not in default under any of the terms thereof. Noamounts owing by HMCA or Dynamic under any of such Agreements is past due.

     (n) Names, Copyrights, Patents, Trademarks, Et Cetera. The names or designations, trademarks, trade names, copyrights, patents and other statutory rights used by HMCA and Dynamic in the Physical Therapy Business are listed in Exhibit N and are valid and in good standing and are owned or held by HMCA or Dynamic without any known or suspected conflict with the rights of others.
HMCA and Dynamic have all franchises, permits, licenses and other authority as is necessary to enable them to conduct their business as now being conducted, and is not in default under any of such franchises, permits, licenses or other authority. To the best of HMCA's and Dynamic's knowledge, they possess all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and other statutory rights necessary for them to conduct their businesses as now being conducted, without conflict with any valid rights of others. Neither HMCA nor Dynamic has licensed any other person to use, or to have access to for any reason, any such rights owned or possessed by them relating to the Physical Therapy Management Business.

     (o) Compliance with Law and Government Regulations. To the best of Sellers' knowledge, each Seller is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, New York State and any other state, county, municipality or agency of any thereof, and any foreign country or government to which it or any of its operations may be subject, in respect of the conduct of its business as currently and historically conducted and the ownership and operation of its respective properties.

     (p) Compensation. Attached hereto as Exhibit O is a true and complete list of all persons employed by HMCA or Dynamic at the facilities to be operated by the New P.C.'s, specifying the rate of compensation (including bonuses and commissions, if any) and position held by each such person.

     (q) Employee Stock Ownership Plan, Pension and Profit-Sharing Obligations. HMCA and Dynamic have delivered to the Buyer complete and correct copies or descriptions of, and any publications relating to, employee profit-sharing, incentive, current or future pensions, retirement pay or other obligations for deferred compensation applicable to persons employed by HMCA and Dynamic at the facilities to be operated by the New P.C.'s, whether or not such obligations are of a legally binding nature or in the nature of informal understandings, including, without limitation, any Employee Stock Ownership Plan and Trust ("ESOP"). A list of all such plans is attached hereto as Exhibit P. None of said plans has incurred any "accumulated funding deficiency" as such term is defined in Section 302 of the Employee Retirement Income Security Act of 1974, as amended (whether or not such deficiency is being waived).

     (r) Employee Benefit Plans. HMCA and Dynamic have delivered to the Buyer complete and correct descriptions of, and any publications of any employee benefit plans, other than those referred to in Section 4 (q) above, applicable to persons employed by HMCA or Dynamic at the facilities to be operated by the New P.C.'s including but not limited to health insurance plans. A list of such employee benefit plans is attached hereto as Exhibit Q.

     (s) Labor Contracts, Et Cetera. Neither HMCA nor Dynamic is a party to any collective bargaining or other labor union contract applicable to any persons employed by HMCA or Dynamic. The Sellers do not know of any activities or proceedings of any labor union (or representatives thereof) to organize any employees of HMCA or Dynamic, or of any threats of strikes or work stoppages by any employees of HMCA or Dynamic.

     (t) Litigation. Except as set forth on Exhibit R, there is no litigation, arbitration, proceeding or investigation pending, or to HMCA's and Dynamic's knowledge, threatened, which in their reasonable opinion might, either individually or collectively, result in any material adverse change in the business or condition (financial or otherwise) of the Physical Therapy Management Business or in any of their properties or assets used therein, or in any material liability on the part of HMCA or Dynamic in respect thereof, or in any material change in the methods of doing business of HMCA or Dynamic, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to HMCA's and Dynamic's knowledge, there is no basis for any such litigation, arbitration, condemnation, proceeding or investigation.

     (u) Compliance with Other Instruments, Et Cetera. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, or be in conflict with any term, of the certificate of incorporation or the by-laws of HMCA or Dynamic, or any shareholder agreement or other governing agreement or document applicable to HMCA or Dynamic. HMCA and Dynamic warrant that the consummation of the transactions contemplated hereby will not result in any violation of or be in conflict with any contract or other instrument to which HMCA or Dynamic is a party, or by which it is otherwise bound.

     (v) No Broker. Neither HMCA nor Dynamic has employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby. HMCA and Dynamic will indemnify the Buyer and hold it harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to, HMCA or Dynamic (or any allegation of any such employment by, or services rendered to, any of them) of any finder, broker, agent or other intermediary in such connection.

     (w) Financial Position of Certain New P.C.s. HMCA and Dynamic, jointly and severally, represent, warrant and covenant to the Buyer that through the payroll payment date of August 12, 2005, each of Perry Rehabilitation, Long Island Rehabilitation and Sports & Spine Rehabilitation shall have sufficient funds on hand to pay its payroll in a timely manner (including for the purpose of such calculation, collections received through August 11, 2005 and excluding other expenses outside of the ordinary course of business and the management fees due under the Management Agreement), and that there shall be no need for Buyer to advance any funds to any such New P.C. for such purpose. In the event that the Buyer does have to advance such funds to any such New P.C. for such purpose, the aggregate amount of any such advances may be deducted by Buyer from any amounts remaining to be paid on account of the Note as permitted pursuant to Section 17 hereof.

     7. Representations and Warranties of the Buyer. The Buyer represents and warrants to HMCA and Dynamic as follows:

     (a) Organization and Standing. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated under this Agreement.

     (b) Authorization, Et Cetera. The execution and delivery of this Agreement and the purchase and all other transactions contemplated hereby have been duly authorized by the necessary parties on behalf of the Buyer. No consent,approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Buyer is required in connection with the execution and delivery of this Agreement or the carrying out of the transaction contemplated hereby. The Buyer has obtained or will obtain prior to the Closing all consents necessary to authorize the transactions contemplated hereby under any contract, lease, indenture or other agreement to which it is a party or by which it is bound. The Buyer shall also make all necessary governmental and non-governmental registrations, filings and notifications required to be made by them in connection therewith.

     (c) Litigation, Et Cetera. There is no litigation, arbitration, proceeding or investigation pending or, to Buyer's knowledge, threatened against the Buyer which questions the validity of this Agreement or of any action taken or to betaken pursuant to or in connection with the provisions of this Agreement, or which, in the Buyer's reasonable opinion might, either individually or collectively, result in any material adverse change in its business or condition (financial or otherwise) or in any of its properties or assets, or in any material liability on its part, or in any material change in its business, and to its knowledge, there is no basis for any such litigation, arbitration, condemnation, proceeding or investigation.

     (d) Compliance with Law and Government Regulations. To the best of the Buyer's knowledge, the Buyer is in compliance in all material respects with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which it or any of its respective operations may be subject, in respect of the conduct by such corporation of its business as currently conducted and the ownership and operation of its respective properties, where the consequences of noncompliance would have a material adverse effect on such corporation or its business.

     (e) Insurance. The Buyer maintains such insurance policies or is self insured with respect to its assets, business and operations as it reasonably deems necessary, prudent and cost-effective.

     (f) Compliance with Other Instruments. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation of or be in conflict with any term of either the Buyer's formation or organizational documents or of any contract or other instrument to which it is a party, or of any judgment, decree, order, statute, rule or regulation by which it is bound.

     (g) Disclosure. Neither this Agreement nor any certificate, list or other instrument purporting to disclose facts germane to the Buyer delivered or to be delivered to the Seller by or on behalf of the Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact. To the best of the Buyer's knowledge, there is no fact directly related to the Buyer's business known to the Buyer which materially and adversely affects the business, properties, operations, condition or prospects, financial or otherwise, of the Buyer which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to the Seller by or on behalf of the Buyer in connection with the transactions contemplated hereby.

     (h) Broker. The Buyer has not employed any finder, broker, agent or other intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and it will indemnify the Sellers and hold them harmless against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by, or services rendered to it (or any allegation of any such employment by, or services rendered to it) of any finder, broker, agent or other intermediary in such connection.

     8. Covenants of HMCA and Dynamic. HMCA and Dynamic covenant and agree with the Buyer as follows:

     (a) Books and Records. At the Closing, HMCA and Dynamic will turn over to the Buyer as part of its delivery of the Assets, all records and files, physician lists, lists of insurance companies, lists of health maintenance organizations and preferred provider organizations, books of account, inventory records, personnel records, financial books and records and other books and records, including without limitation tax records and returns which relate to the Assets and the Physical Therapy Management Business. HMCA's and Dynamic's personnel will cooperate in the Buyer's obtaining necessary data in any manner which Buyer may reasonably request.

     (b) Non-Competition. For a period of five (5) years after the Closing, so long as there is no material default on the part of the Buyer in respect of the payment of any part of the Purchase Price hereunder which is not waived or not cured within any applicable grace or cure period, HMCA, Dynamic, Fonar, and every direct and indirect subsidiary of Fonar, will, not directly or indirectly: (i) form, own, manage, operate, join, control or participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any business (whether as an officer, director, stockholder, employee or otherwise) (x) involving the management of, or the provision of management services to, any physical therapy and rehabilitation practice, within a radius of ten (10) miles of any physical therapy and rehabilitation practice now managed by HMCA, Dynamic or Fonar or any direct or indirect subsidiary of Fonar which will be managed by the Buyer upon the consumption of this transaction; (ii) solicit, divert, take away or attempt to take away any of Buyer's clients, customers or suppliers or the business or patronage of any such clients, customers or suppliers or in any way interfere with, disrupt or attempt to disrupt any then existing relationships between Buyer and any of its clients, customers or suppliers or other persons with whom it deals or contact or enter into any business transaction with any such clients, customers or suppliers or other persons for any purpose detrimental to the interests of the Buyer; or (iii) solicit or hire, or directly or indirectly assist any person to solicit or hire, any person who is employed by the Buyer, or induce such a person to leave his or her employment with the Buyer.

     Nothing contained herein shall prohibit the HMCA or Dynamic from managing or otherwise providing services to or having business dealings with any diagnostic imaging facility or purchasing and holding shares of stock of a competitor of the Buyer which are traded on any national or regional stock exchange or on the NASDAQ System as long as the shares owned by HMCA and Dynamic at any one time do not exceed three percent (3%) of the total shares of such class outstanding and provided further neither HMCA nor Dynamic exercises any control over or performs any executive, management or other services for such competitor. HMCA and Dynamic agree that the remedy at law for any breach of the covenants in this Section would be inadequate and that the Buyer would be entitled to injunctive relief in the case of any such breach. Should it be held at any time that the restriction placed upon HMCA and Dynamic by this
Section is too onerous and is not necessary for the protection of the Buyer, HMCA and Dynamic agree that any court of competent jurisdiction may impose any lesser restriction which such court may consider to be necessary or appropriate properly to protect the Buyer, but any such determination as to the invalidity or unenforceability of this covenant shall not affect the validity or enforceability hereof in any State or other jurisdiction over which such court does not have jurisdiction.

     In consideration of the performance of Buyer's obligations hereunder, HMCA, Dynamic, Fonar, and each and every direct and indirect subsidiary of Fonar agree that such entity shall retain any information contained in Business Material in confidence and shall not, directly or indirectly, use, copy or publish any of that information or reveal, report, disclose or divulge any of that information to any third party without the prior written consent of Buyer, nor assist any person to do so. For purposes of this Agreement, "Business Material" shall mean all information, written and oral, concerning Buyer, the Physical Therapy Management Business, or the Assets that is either non-public, confidential, proprietary or competitively sensitive in nature, including, without limitation, customer and client lists, names and other information relating to customer and client contracts, customer and client files, and methods and strategies relating to negotiating contracts with customers, clients and persons referring customers and clients. Upon Buyer's request, each such entity shall promptly deliver to Buyer all written material containing or reflecting any information containing Business Material and will not retain any copies, extracts or other reproductions in whole or in part of such written material, except as needed by Sellers to comply with applicable laws or any court order as determined by Sellers' counsel in good faith, to prepare tax returns, for purposes of financial audits, and to respond to any audit by any governmental agency.

     (c) Consents. HMCA and Dynamic shall obtain all consents required to be obtained by them to consummate the transactions contemplated by this Agreement, including all third party consents required to assign the Assigned Agreements to the Buyer. The parties acknowledge and agree that neither Stuart Blumberg nor Steven Jonas shall be required to provide any personal guarantees or similar security to any third party for purposes of Sellers obtaining the consent of a third party to assign the Assigned Agreements to the Buyer, and that if required by such third party, each Seller agrees to provide any required guarantee or security or to remain secondarily liable on any Assigned Agreement.

     (d) Further Assurances. From time to time, at the Buyer's request (whether at or after the Closing) and without further consideration, HMCA and Dynamic will execute and transfer and will take such other action as the Buyer may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

     (e) Assigned Agreements. At the Closing, Sellers shall assign the Assigned Agreements to the Buyer and the Buyer shall assume the post-Closing obligations of Sellers thereunder, pursuant to the terms and conditions set forth herein and in the Assignment and Assumption Agreement.

     (f) Nonassignable Agreements. The parties acknowledge that it is impractical for Sellers to obtain the consent of the relevant third parties with respect to the agreements listed on Exhibit D-2. Therefore, Sellers shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits of such agreements, including enforcement of any and all rights of Sellers against the other party thereto arising out of a breach or cancellation thereof by such other party or otherwise and the right to purchase any of the relevant equipment at the end of the lease term or otherwise. The Buyer shall perform all such obligations on each agreement on the Sellers' behalf or in the Buyer's discretion otherwise reimburse the Sellers for payments made for the benefit of the Buyer (provided, however, that the Sellers shall first have provided the Buyer with written evidence to the Buyer's reasonable satisfaction that the Sellers actually have made such payments for which they are being reimbursed), in either case as provided in the Assignment and Assumption Agreement attached hereto as Exhibit G.

     (g) Vendor Relationships; Missing Agreements. The parties acknowledge that the Sellers have certain vendor relationships that may be relevant to the Physical Therapy Management Business, as listed on Exhibit D-3, that derive from agreements or relationships in which a Seller is not a party, derive from relationships in which there is no agreement, or derive from agreements that Sellers cannot locate. Sellers shall cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits of such agreements or relationships, including enforcement of any and all rights of Sellers against the other party thereto arising out of a breach or cancellation thereof by such other party or otherwise. The Buyer shall perform all such obligations on each agreement or relationship on the Sellers' behalf or in the Buyer's discretion otherwise reimburse the Sellers for payments made for the benefit of the Buyer (provided, however, that the Sellers shall first have provided the Buyer with written evidence to the Buyer's reasonable satisfaction that the Sellers actually have made such payments for which they are being reimbursed), in either case as provided in the Assignment and Assumption Agreement attached hereto as Exhibit G.

     9. Covenants of the Buyer. The Buyer covenants and agrees with the Sellers that:

     (a) Books and Records. After the Closing, the Buyer will permit HMCA, Dynamic and their representatives, at such reasonable times as they may request, to inspect and make extracts from any books and records turned over by HMCA and Dynamic to the Buyer at the Closing for the purpose of preparing any tax returns, liquidating or complying with other governmental requirements.

     (b) Further Assurances. From time to time at HMCA's or Dynamic's request (whether at or after the Closing) and without further consideration, the Buyer will execute such instruments and documents and take such other action as HMCA and Dynamic may reasonably request in order to more effectively give effect to the transactions contemplated hereby.

     10. Conditions of the Buyer's Obligations. The obligations of the Buyer under this Agreement are subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of each of the following conditions, any of which can and, if unmet, shall be deemed waived at Closing, unless otherwise agreed in writing:

     (a) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

     (b) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

     (c) Consents. HMCA and Dynamic shall have obtained all consents and approvals required to be obtained by them hereunder to the transactions contemplated by this Agreement.

     (d) Condition of Assets. The tangible Assets being sold hereunder shall be in operating condition and shall have suffered no loss or damage, normal wear and tear excepted, whether by reason of causes within or without the control of the parties and whether covered by insurance or not.

     (e) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in legal substance and form to counsel for the Buyer, and the Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they or their counsel may reasonably request.

     (f) Assigned Agreements. Sellers shall have assigned the Assigned Agreements to the Buyer.

     11. Conditions of HMCA's and Dynamic's Obligations. The obligations of HMCA and Dynamic under this Agreement are subject to the fulfillment to their reasonable satisfaction, prior to or at the Closing, of each of the following conditions, any of which can and, if unmet, shall be deemed waived at Closing, unless otherwise agreed in writing.

     (a) No Government Opposition. No governmental entity shall have made known any opposition to, or questioning of, the consummation of the transactions contemplated hereby.

     (b) No Private Opposition. No private party shall have commenced an action or filed suit against any of the parties or their respective shareholders questioning in any way the validity of this Agreement or the transactions contemplated hereby.

     (c) Security Agreement. The Buyer shall execute and deliver to HMCA the Security Agreement in the form of Exhibit E.

     12. Expenses. Except as otherwise provided herein, HMCA, Dynamic and Fonar will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with them (including, without limitation, all fees and expenses of their counsel), and the Buyer will pay all costs and expenses attributable to the performance of and compliance with all agreements and conditions contained in this Agreement to be performed or complied with by it (including, without limitation, all fees and expenses of their counsel).

     13. Survival of Representations and Warranties. All statements, representations and agreements contained in any certificate or other instrument delivered by HMCA and Dynamic pursuant to this Agreement, or otherwise made by them in writing as a condition of, or otherwise in connection with, the transactions contemplated hereby, shall be deemed also to be representations and warranties by HMCA and Dynamic hereunder. The representations and warranties of the parties under this Agreement shall survive the Closing.

     14. Indemnification by HMCA and Dynamic. HMCA and Dynamic, jointly and severally, shall indemnify and hold harmless the Buyer, Stuart Blumberg and Steven Jonas from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) arising from: (a) any material misrepresentation, breach of warranty or breach of covenant by HMCA, Dynamic or Fonar under this Agreement or the failure of HMCA, Dynamic or Fonar to perform any obligation required to be performed by it hereunder; (b) events occurring, conditions existing, or activities of any Seller following the Closing, related to any Seller's business prior to Closing, or the assertion against Buyer, Stuart Blumberg or Steven Jonas of a claim which, if valid, would constitute a liability arising out of or related to any Seller's business prior to Closing; (c) any Excluded Liability; (d) any of the matters referenced in Sections 6(f) and/or 6(t) hereunder or in any Exhibit related thereto; and (e) any arrangement between a Seller and a Formerly Managed P.C. or a New P.C., and any investigation or other inquiry by a federal or state agency or any insurance carrier of the Buyer, Stuart Blumberg and/or Steven Jonas related in any way thereto either directly or indirectly. There shall be no limit on the aggregate liability of the Sellers under this Section 14. Any such amount may be satisfied by offsetting any said liability against any remaining obligations due under the Note.

     15. Indemnification by the Buyer. The Buyer shall indemnify and hold harmless HMCA and Dynamic from all losses, liabilities, obligations, claims, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees):
 (a) arising after the Closing from the Assumed Liabilities; and (b) arising from any material misrepresentations, breach of warranty or breach of covenant by it under this Agreement or its failure to perform any obligation required to be performed by it hereunder; provided, however, that the aggregate liability of the Buyer under this Section and on account of the Purchase Price shall not exceed the Purchase Price.

     16. Indemnification Procedure. In the event that any claim is made with respect to which a party hereto (an "Indemnified Party") intends to seek indemnification hereunder, the Indemnified Party shall give the party from which it intends to seek indemnification hereunder ("Indemnifying Party") prompt written notice of such claim and the Indemnifying Party shall have the right to assume the defense of the claim with counsel of its own choosing reasonably acceptable to the Indemnified Party, provided that such defense is conducted with diligence and continuity and provided further that the Indemnified Party shall have the right to participate in the defense of such claim with counsel of its choosing at its expense. The parties shall cooperate in the defense of any such claim and neither the Indemnifying Party nor the Indemnified Party shall have the right to settle or pay any such claim without the consent of the other, which consent shall not be unreasonably withheld.

     17. Offsets. In the event that HMCA or Dynamic shall be required to indemnify the Buyer, Stuart Blumberg and/or Steven Jonas pursuant to Paragraph 14 hereof, the amount of any such liability, obligation, loss, claim, judgment, cost or expense may be deducted from any amounts remaining to be paid on account of the Note. It shall not be a default if payment of the Note is not made because of the proper exercise by the Buyer of its rights of offset as provided herein. Notwithstanding the foregoing, the aggregate amount which may be deducted hereunder with respect to claims as to which a final determination of the amounts due the Buyer from HMCA and Dynamic has not yet been made, will be $1,000,000. (For the purposes hereof, "final determination" shall mean the agreement of the parties or the decision of a court of competent jurisdiction which has become final and nonappealable.) The remedy provided herein shall not be exclusive, and the Indemnified Party may elect to pursue other remedies available at law, in equity or as provided by this Agreement in lieu of such remedy or concurrently with such remedy.

     18. Notices, Et Cetera. All notices, consents and other communications hereunder shall be in writing (except for those relating to day-to-day transactions in the ordinary course of business where representatives of the parties may reach a decision, subsequently to be confirmed in writing) and shall be deemed to have been given when delivered personally, sent by Federal Express or other overnight courier service, or mailed by first-class, registered or certified mail, postage prepaid, addressed (a) if to HMCA, Dynamic or Fonar, at 6 Corporate Center Drive, Melville, New York 11747; or at such other address or addresses as HMCA and Dynamic shall have furnished to the Buyer in writing, or (b) if to the Buyer, at 160 No. Franklin Street, Hempstead, New York 11550, Attention: Stuart Blumberg, President, or at such other address as the Buyer shall have furnished to HMCA and Dynamic in writing.

     19. Publicity; Confidentiality. No party to this Agreement shall directly or indirectly make or cause to be made any public announcements or issue any notices in any form with respect to the terms and conditions of this Agreement without the consent in writing of the other parties not to be unreasonably withheld; provided, however, that: (a) the Buyer shall be permitted to make or cause to be made any announcement or issue any notice necessary, in the Buyer's reasonable judgment, to operate the Physical Therapy Management Business; and
(b) Fonar and the Sellers shall be permitted to make or cause to be made any announcement or issue any notice necessary, in Fonar's counsel's reasonable judgment, to comply with applicable laws, including applicable securities laws.

     20. Assignment. This Agreement may not be assigned by any of the parties without the express written consent of the other parties hereto.
Notwithstanding the foregoing, any agreement or instrument delivered pursuant to this Agreement may be assignable to the extent expressly provided therein.

     21. Employee Matters. The Buyer may, but shall not be required to, offer employment to employees employed by the Sellers for the Physical Therapy Management Business on such terms as the Buyer in its sole discretion deems appropriate. Sellers shall release any such employees from any and all obligations of such employees to Sellers pursuant to any confidentiality agreement (other than with respect to confidential information not related to the Physical Therapy Management Business), non-competition agreement or similar agreement that would prohibit or restrict such employees from being employed by or otherwise providing services to the Buyer. The Buyer shall not assume or be responsible in any way for the obligations, liabilities or responsibilities (i) of any employee benefit plan or similar plan of any Seller, (ii) of any Seller, any affiliate of any Seller or any fiduciary under, arising from, or with respect to any employee benefit plan or similar plan of any Seller, or (iii) to any of any Seller's officers, directors, employees and agents, arising from or related to the transactions contemplated by this Agreement, including, without limitation, obligations, liabilities or responsibilities under the WARN Act or for accrued vacation time, severance or other benefits. The Buyer shall not be deemed to be a successor employer with respect to the employment of any employee of any Seller or with respect to any of any Seller's employee benefit plans or similar plans.

     22. Miscellaneous. This Agreement, together with the Exhibits hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of such parties. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The headings of this Agreement are for reference only, and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in several counterparts and may be executed by the respective parties hereto on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in the manner legally binding upon them as of the date first above written.

HEALTH MANAGEMENT CORPORATION OF AMERICA
By:  /s/Kurt Reimann, Managing Director


DYNAMIC HEALTHCARE MANAGEMENT, INC.
By: /s/Kurt Reimann, Managing Director

FONAR CORPORATION
By: /s/Kurt Reimann, Vice President of Marketing

HEALTH PLUS MANAGEMENT SERVICES, L.L.C.
By:  /s/Stuart Blumberg
Stuart Blumberg, President

                                   EXHIBIT A
                        Schedule of Assets to Be Sold

Omitted

                                   EXHIBIT B

                            Form of Promissory Note

$6,600,000                                                       July 28, 2005

     Health Plus Management Services, L.L.C. (the "Maker"), for value received, hereby promises to pay to the order of Health Management Corporation of America (the "Payee"), at its office located at 6 Corporate Center Drive, Melville, New York 11747, the principal sum of Six Million Six Hundred Thousand ($6,600,000) Dollars, with interest on the outstanding principal balance, in 120 consecutive monthly installments. The first 12 installments shall consist only of interest on unpaid principal, and the remaining installments shall consist of 108 equal installments of principal and interest in the amount of $76,014 each. The first installment hereunder shall be due on August 28, 2005 and installments thereafter shall be payable on the 28th day of each month, up to and including July 28, 2015. This Note shall bear interest from the date hereof, at a rate equal to five percent (5%) per annum.

     All payments shall be made in lawful money of the United States of America. This Note may be prepaid in full at any time, or in part from time to time, without penalty or premium, but with interest accrued on all outstanding principal to the date of such payment. All payments on this Note shall be applied first to accrued but unpaid interest and then to the outstanding principal balance hereof.

     If any installment of this Note becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of New York, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

     Except as otherwise provided herein, the Maker waives presentment, demand, demand for payment, protest, notice of dishonor or notice of any kind in connection with this Note.

     This Note has been issued pursuant to an Asset Purchase Agreement dated the date hereof (the "Agreement") and is subject to the right of the Maker to offset and deduct certain claims as provided therein. The payment of this Note is secured by a Security Agreement of even date herewith between the Maker and the Payee (the "Security Agreement"). In addition, under certain circumstances as provided in the Agreement, the Maker is entitled to a prepayment of all or part of this Note. This Note is non-negotiable and may not be assigned without the prior written consent of the Maker.

     The occurrence of any one or more of the following shall constitute an Event of Default under this Note.

     (1) The Maker shall fail to make any payment hereunder or under any other Note payable by the Maker under the Agreement when due and such failure shall continue for a period of ten (10) days following written notice of default;

     (2) A default or event of default shall occur under the Security Agreement, which is not cured within any applicable grace or cure period provided therein.

     (3) The Maker shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiesce in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation; or

     (4) An order for relief against the Maker shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against the Maker under any present or future statute, law, rule or regulation, or any trustee, receiver or liquidator of the Maker or of all or any part of its assets and properties shall be appointed; or if there is commenced against the Maker any proceeding seeking any such relief or the appointment of any such trustee, receiver or liquidator which remains undismissed for a period of sixty (60) days.

     Upon the occurrence of an Event of Default, at the option of the Payee, this Note shall become immediately due and payable together with all accrued and unpaid interest hereunder up through the date of payment, upon the giving of notice by the Payee.

     In the case of the occurrence of an Event of Default, the Maker shall pay to the Payee all reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with the enforcement and collection of this Note, provided, however, that if the Event of Default shall arise from any improper offset or deduction made by the Maker from any amounts due hereunder in good faith pursuant to the Agreement, no such expenses or attorneys fees shall be payable by Maker.

     No delay on the part of the Payee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of its rights hereunder shall be deemed to be made by the Payee unless the same shall be in writing, duly signed on behalf of the Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of the Payee or the obligations of the Maker to the Payee in any other respect at any other time. This Note may be modified or amended only in a writing duly executed by Payee and Maker.

     This Note shall be binding upon the Maker and the Payee and their respective successors and permitted assigns.

     This Note shall be governed and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof.

     The courts of record of New York State or of the United States District Courts for the Southern and Eastern Districts of New York shall have exclusive jurisdiction with respect to any legal action or proceeding relating to or arising under this Note.


HEALTH PLUS MANAGEMENT SERVICES, L.L.C.

By:  ___________________________________
	Stuart Blumberg, President

                                   EXHIBIT C
                                  Bill of Sale

     Bill of Sale, dated July 28, 2005, by Health Management Corporation of America, a Delaware corporation and Dynamic Healthcare Management, Inc., a New York corporation (the "Sellers"), each having an office address at 6 Corporate Center Drive, Melville, New York 11747 and Health Plus Management Services, L.L.C., a New York limited liability company (the "Buyer") having its principal place of business in Hempstead, New York, relating to the Assets being sold, assigned, conveyed and transferred pursuant to the Asset Purchase Agreement among the Sellers, the Buyer and Fonar Corporation of even date herewith (the "Asset Purchase Agreement").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, the Sellers do hereby sell, grant, transfer, assign, convey and deliver to Buyer, its successors and assigns all of Seller's right, title and interest and in and to all of the Assets. Sellers, jointly and severally, hereby covenant with Buyer, its successors and assigns, that Sellers are the lawful owner of the Assets free and clear of all liens, mortgages, security interests, leases, contracts and other claims or encumbrances other than those disclosed in the Asset Purchase Agreement and the Exhibits thereto, and warrant that Sellers will defend the same against the lawful claims and demands of all persons whomsoever, other than those so disclosed or claiming through or under Buyer.

     This Bill of Sale shall be subject to, governed by, and construed in accordance with the laws of the State of New York. Capitalized terms set forth herein and not defined herein shall have the meanings set forth for such terms in the Asset Purchase Agreement. If any conflict exists between the terms of this Bill of Sale and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.


HEALTH MANAGEMENT CORPORATION OF AMERICA

By:______________________________


DYNAMIC HEALTHCARE MANAGEMENT, INC.

By: _______________________________

                                  EXHIBIT D
                              Assumed Liabilities

     On the Closing Date, the Buyer shall assume and agree to undertake to pay, perform and discharge as and when due all obligations, responsibilities and liabilities incurred on and after the Closing Date in connection with the performance by the Buyer of the Assigned Agreements that, by the terms of each such Assigned Agreement, arise after Closing, relate to periods following the Closing and are to be observed, paid, discharged, or performed, as the case may be, in each case at any time after the Closing Date.

     The term Assumed Liabilities shall include any and all obligations of Buyer with respect to the items listed on Exhibits D-2 and D-3 as provided in the Assignment and Assumption Agreement attached as Exhibit G.

                                  EXHIBIT D-2

                            NONASSIGNABLE AGREEMENTS

                                    OMITTED

                                  EXHIBIT D-3

                    VENDOR RELATIONSHIPS; MISSING AGREEMENTS

                                    OMITTED

                                   EXHIBIT E
                               Security Agreement

     SECURITY AGREEMENT dated as of July 28, 2005 between Health Plus Management Services, L.L.C. (hereinafter sometimes referred to as the "Buyer") and Health Management Corporation of America (the "Secured Party"), having its principal office at 6 Corporate Center Drive, Melville, New York 11747.

                                  WITNESSETH:

     WHEREAS, the Secured Party has sold certain assets to the Buyer (the "Assets") pursuant to an Asset Purchase Agreement (the "Agreement") dated the date hereof;

     WHEREAS, in order to induce the Secured Party to enter into the Agreement and to accept the consideration provided therein, the Buyer has agreed to grant the Secured Party a security interest in substantially all of the assets of the Buyer to secure the payment of the Note issued by the Buyer to the Secured Party in consideration for the Assets (the obligations of the Buyer under the Note are hereinafter referred to as the "Obligations");

NOW THEREFORE, in consideration of the premises, representations, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Security Interest. To secure the payment and performance of the Obligations, the Buyer hereby grants and assigns to the Secured Party a continuing security interest in the Collateral. As used herein the term "Collateral" shall mean all personal property assets of the Buyer acquired or arising before, at or after the Closing, whether tangible or intangible, including, without limitation, all cash, accounts receivable, claims, contract rights, corporate names, intellectual property, furniture, fixtures, office equipment, office supplies, medical equipment, medical instruments and medical supplies, all substitutes and accessories thereto, and the proceeds thereof.

     2. Representations, Warranties and Covenants. The Buyer represents, warrants and covenants as follows:

     a. The Buyer is the owner of each item of the Collateral, free and clear of any liens, security interests, mortgages, pledges or other encumbrances except for "Permitted Encumbrances" (as hereinafter defined), and the Buyer shall keep the Collateral free and clear of any liens, security interests, mortgages, pledges or other encumbrances other than Permitted Encumbrances or those in favor of the Secured Party. For the purposes hereof, the term Permitted Encumbrances shall mean (i) any lien, security interest, mortgage, pledge or other encumbrance existing at the time of the Closing or in favor of an affiliate of the Secured Party. (Nothing contained herein shall limit any remedy or recourse any party may have against the Secured Party with respect to the existence of any such lien, security interest, mortgage, pledge or other encumbrance), (ii) liens for taxes or other governmental assessments which are not yet due or which are being contested in good faith by appropriate proceedings, (iii) workmen's liens, materialmen's liens and the like which may arise by statute or operation of law, provided that the Buyer shall pay any obligations secured thereby when due, or contest the same by appropriate proceedings and (iv) liens, security interests, conditional sales or title retention agreements securing the purchase price of any items of Collateral.

     b. The principal executive office and place of business of the Buyer is located in Nassau County, New York.

     c. The Buyer will not move any tangible assets included as part of the Collateral without giving ten days prior written notice thereof to the Secured Party and will not move any Collateral outside of the State of New York or the County in which it is located without first executing and delivering to the Secured Party such financing statements as are necessary in order to enable to Secured Party to perfect its security interest hereunder in the locality where such Collateral is to be moved, which financing statements must be delivered at least ten (10) days prior to moving the Collateral.

     d. The Buyer will not use the Collateral in violation of any applicable law, ordinance or regulation and will use its best efforts not to impair the value of any Collateral.

     e. The Buyer will promptly pay any taxes and assessments levied against the Collateral, unless contested in good faith by appropriate proceedings.

     f. The Buyer will execute and deliver to the Secured Party such financing statements and other instruments and documents as the Secured Party may from time to time request which may be necessary or reasonably appropriate to perfect the security interest of the Secured Party granted hereby.

     g. Nothing contained herein shall prevent the Buyer from liquidating any accounts receivable included in the Collateral and using the proceeds thereof or any cash on hand in any manner it may deem necessary or appropriate in the conduct of its business and affairs, in the ordinary course of Buyer's business (which shall include capital expenditures to upgrade and/or expand Buyer's business and compensation to Buyer's personnel including Stuart Blumberg and Steven Jonas), as long as no Event of Default as hereinafter described, has occurred and remains uncured.

     h. The Buyer shall not sell, assign, transfer or otherwise dispose of any of the Collateral other than in the ordinary course of its business; in this regard the Buyer may not assign accounts receivable to a factor or for the purpose of collection to another third party without the prior written consent of the Secured Party and provided that in any such case the right to receive any payments from such factor or other third party and the proceeds thereof shall be subject to the security interest of the Secured Party hereunder.

     i. The Buyer shall insure the tangible assets included in the Collateral against fire, theft and other casualty in such amounts and to such extent as The Buyer shall from time to time deem reasonable and appropriate. Such policy(ies) shall name the Secured Party as additional insured, as its interests may appear, and shall provide for thirty (30) days prior written notice to the Secured Party of any cancellation. The Buyer shall provide the Secured Party with certificates evidencing such insurance or copies of such policies upon request.

     4. Default Under Security Agreement. The Buyer shall be in default under this Security Agreement if it shall default in the performance of any of its obligations hereunder and such default is not cured within thirty (30) days of the giving of written notice thereof by the Secured Party to the Buyer.

     5. Rights and Remedies. In the event any event of default shall occur under the Obligations, or the Buyer shall be in default under this Security Agreement then, unless any such default is cured within any applicable grace or cure period, an Event of Default hereunder shall have occurred and the Secured Party shall have and may exercise the rights and remedies of Secured Party provided under the Uniform Commercial Code.

     6. Governing Law. The Agreement shall be construed and enforced in accordance with the laws of the State of New York.

     7. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto. The Secured Party may assign their rights and benefits under this Agreement to any assignee or holder of the indebtedness or obligations secured hereby. Any termination, waiver or modification of the terms and provisions hereof shall be in writing and be approved by the Buyer and the Secured Party. Any notice required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by certified or registered mail, postage prepaid, addressed to the party to which it is given at the address for such party specified at the outset hereof.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in the manner legally binding upon them as of the date first above written.


HEALTH PLUS MANAGEMENT SERVICES, L.L.C.

By:  _______________________________
     Stuart Blumberg, President


HEALTH MANAGEMENT CORPORATION OF AMERICA

By:  _______________________________

                                  EXHIBIT F-1
                      TERMINATION OF EMPLOYMENT AGREEMENT

     Agreement made this 28th day of July, 2005 by and between Stuart Blumberg (the "Employee"), Health Management Corporation of America (the "Employer") and Fonar Corporation (the "Guarantor").

                               W I T N E S S E T H

     WHEREAS, the Employer and the Employee entered into an employment agreement dated August 20, 1998 (the "Employment Agreement"), and pursuant to paragraph 18 of the Employment Agreement, the Guarantor guaranteed the obligations of the Employer under the Employment Agreement;

     WHEREAS, the term of the Employment Agreement is ten years;

     WHEREAS, HMCA (along with its affiliate Dynamic Healthcare Management, Inc.) is selling to Health Plus Management Services, LLC, a New York limited liability company of which the Employee is a member, the portion of its business relating to the management of physical therapy and rehabilitation facilities in accordance with and subject to the terms and conditions of an Asset Purchase Agreement being executed and delivered concurrently herewith (the "Asset Purchase Agreement"); and

     WHEREAS, in connection with and pursuant to the terms of the Asset Purchase Agreement, the parties hereto desire to terminate the Employment Agreement for the consideration and on the terms and conditions provided herein;

     	NOW THEREFORE, in consideration of the premises, covenants, terms and conditions set forth herein, the parties hereto agree as follows:

     1. Termination of Employment Agreement. The Employment Agreement is terminated effective as of the date hereof and neither the Employer, Employee nor Guarantor shall have any further rights or obligations thereunder (including but not limited to any and all Employer and/or Guarantor rights with respect to non-competition and confidentiality (other than rights with respect to confidential information not related to the Physical Therapy Management Business as such term is defined in the Asset Purchase Agreement)), except for any compensation, benefits or expense reimbursement to the Employee (including any bonuses) thereunder accrued but unpaid for periods prior to the effective date.

     2. Bonus. In consideration for the termination of the Employment Agreement the Guarantor shall issue to the Employee and deliver to the Employee on the date hereof shares of its common stock having a value at the time of delivery, determined in accordance with Section 8 of this Agreement, of $800,000 as a termination bonus (the "Bonus Shares").

     3. Collection of Accounts Receivable. For a period of up to three (3) years following the date hereof, the Employee will use commercially reasonable efforts to assist the Employer in the collection of the presently outstanding accounts receivable of Alliance Physical Medicine & Rehabilitation, P.C. ("Alliance"), which formerly conducted a physical therapy and rehabilitation practice in Hempstead, New York and Bellmore Medical Practice, P.C. ("Bellmore"), which formerly conducted physical therapy and rehabilitation practices in Bellmore, New York and Deer Park, New York. Both Alliance and Bellmore are New York professional corporations managed by HMCA. Such collection efforts shall be consistent with the past practice of such professional corporations except to the extent, if any, curtailed by the Employer and provided that no litigation shall be commenced in the collection of such accounts receivable without the consent of the Employer. The Employee shall not be required to incur any legal expenses hereunder but will cooperate with counsel selected by the Employer in the event of any litigation in connection with the collection of such accounts receivable. In no event shall the aggregate liability of the Employee under this Section 3 exceed $200,000, which shall represent an absolute cap on any such liability. The Employer and the Guarantor, jointly and severally, shall indemnify and hold harmless the Employee from and against any losses, claims, damages or liabilities to which he may become subject as a result of the performance of his obligations under this Section 3, insofar as such losses, claims, damages or liabilities do not arise out of the gross negligence or willful misconduct of the Employee.

     4. Compensation for Services. For undertaking the collection responsibilities referred to in Section 3 of this Agreement, the Employee will receive on the date hereof shares of Guarantor's common stock having a value at the time of delivery, determined in accordance with Section 8 of this Agreement, of $200,000 (the "Services Shares").

     5. Validity, Due Authorization and Registration of Bonus Shares and Services Shares. All of the Bonus Shares and Services Shares to be issued hereunder have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully-paid and nonassessable shares of the Guarantor's common stock. The Bonus Shares and Service Shares will, when issued in accordance with this Agreement, be duly registered on an effective registration statement on an appropriate Form under the Securities Act of 1933, as amended, listed for trading on the NASDAQ SmallCap Market, and may be sold by the Employee to the public at any time without limitation or restriction (except to the extent the Employee agrees to limit the volume of his selling as provided in Section 6 of this Agreement) and without any further registration or filing with, or notice to, the Securities and Exchange Commission or any state securities administrator and without any obligation on the part of the Employee or any broker to deliver a prospectus. The certificates representing the Bonus Shares and Service Shares will contain no restrictive legends. The Employer and the Guarantor, jointly and severally, shall indemnify and hold harmless the Employee from and against any losses, claims, damages or liabilities to which he may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement covering the Bonus Shares and Service Shares or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an allegation or determination that the Employee was not entitled to rely upon such registration statement in making resales of the Bonus Shares or Service Shares or that, in making such resales, the Employee was an underwriter; and the Company the Guarantor hereby agree to reimburse the Employee for all reasonable legal and other expenses incurred by him in connection with investigating or defending any such action or claim as and when such expenses are incurred.

     6. Contractual Limitations on Resale. The Employee shall limit the number of Bonus Shares and Service Shares he publicly sells in a single trading day to the greater of (i) 10,000 shares, (ii) 10% of the average daily number of shares of the Guarantor's common stock traded on the NASDAQ System over the immediately preceding 5 trading days, or (iii) 10% of the number of shares of the Guarantor's common stock traded on the NASDAQ System on the day he sells. In the event that the Employee privately sells, assigns, or gifts Bonus Shares or Service Shares, he shall require the recipients to agree to be bound by the volume limitations of this Section such that the number of Bonus Shares and Service Shares sold by the Employee and his transferees in the aggregate do not exceed the volume limitations of this Section 6.

     7. Price Protection. It is intended by the parties that the net proceeds to be received by the Employee from the sale of the Bonus Shares and Service Shares, after the deduction of commissions and selling fees, shall be $1,000,000 in the aggregate (the "Guaranteed Amount"). If the net proceeds shall be less than $1,000,000, then the Guarantor shall have the option to continue to issue additional shares having a value equal to the initial and any subsequent shortfall or paying the shortfall in cash. Any shortfall shall be paid by Guarantor to the Employee within 30 days following a written demand by the Employee. Shares which are sold privately or otherwise privately assigned, transferred or gifted by the Employee are not entitled to the price protection benefit of this Section, and the value of such shares, calculated as of the date of their issuance by the Guarantor, shall be deducted from the Guaranteed Amount. So long as the Employee has not been prohibited from reselling Bonus Shares and Service Shares as a result of the volume limitations set forth in
Section 6 of this Agreement and so long as the registration statement covering the Bonus Shares and Service Shares has remained effective and available for the resale of the Bonus Shares and Service Shares, the value of any shares held by the Employee for over one year, also valued as of the date of their issuances, shall also be deducted from the Guaranteed Amount, as being assumed that after that time, the Employee has decided to hold the shares for investment and assume the risk inherent therein.

     8. Valuation of Shares for Purposes of Issuance. Solely for the purpose of determining the number of shares to be issued initially hereunder or to cover any deficiency where the aggregate net proceeds of the shares sold is less the Guaranteed Amount, the number of shares to be issued shall be calculated based on the average of the closing prices of Fonar Corporation's common stock on the NASDAQ SmallCap Market (or any subsequent relevant exchange or trading platform) for the five trading days preceding the third day prior to the day of the anticipated delivery of the stock to the Employee. Alternatively, the Guarantor and the Employee may jointly elect to use the value of the shares on the day they are ordered if there appears to be an upward or downward trend in the price of the Guarantor's common stock.

     9. Miscellaneous. This Agreement shall inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns, but may not be assigned by any party hereto without the prior written consent of the others. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be waived, amended or terminated unless in writing executed by the parties hereto. The Courts of the State of New York and Federal Courts sitting in the State of New York shall have exclusive jurisdiction over any litigation arising from or relating to the subject matter of this Agreement. The headings herein are for convenience of reference only and shall not affect the interpretation of any provision hereof.


                                         HEALTH MANAGEMENT
                                         CORPORATION OF AMERICA

                                         By: _________________________________
                                             Name:
                                             Title:


                                         FONAR CORPORATION

                                         By: _________________________________
                                             Name:
                                             Title:

                                             _________________________________
                                             STUART BLUMBERG

                                EXHIBIT F-2

                      TERMINATION OF EMPLOYMENT AGREEMENT

     Agreement made this 28th day of July, 2005 by and between Steven Jonas (the "Employee"), Health Management Corporation of America (the "Employer") and Fonar Corporation (the "Guarantor").

                              W I T N E S S E T H

     WHEREAS, the Employer and the Employee entered into an employment agreement dated August 20, 1998 (the "Employment Agreement"), and pursuant to paragraph 18 of the Employment Agreement, the Guarantor guaranteed the obligations of the Employer under the Employment Agreement;

     WHEREAS, the term of the Employment Agreement is ten years;

     WHEREAS, HMCA (along with its affiliate Dynamic Healthcare Management, Inc.) is selling to Health Plus Management Services, LLC, a New York limited liability company of which the Employee is a member, the portion of its business relating to the management of physical therapy and rehabilitation facilities in accordance with and subject to the terms and conditions of an Asset Purchase Agreement being executed and delivered concurrently herewith (the "Asset Purchase Agreement"); and

     WHEREAS, in connection with and pursuant to the terms of the Asset Purchase Agreement, the parties hereto desire to terminate the Employment Agreement for the consideration and on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the premises, covenants, terms and conditions set forth herein, the parties hereto agree as follows:

     1. Termination of Employment Agreement. The Employment Agreement is terminated effective as of the date hereof and neither the Employer, Employee nor Guarantor shall have any further rights or obligations thereunder (including but not limited to any and all Employer and/or Guarantor rights with respect to non-competition and confidentiality (other than rights with respect to confidential information not related to the Physical Therapy Management Business as such term is defined in the Asset Purchase Agreement)), except for any compensation, benefits or expense reimbursement to the Employee (including any bonuses) thereunder accrued but unpaid for periods prior to the effective date.

     2. Bonus. In consideration for the termination of the Employment Agreement the Guarantor shall issue to the Employee and deliver to the Employee on the date hereof shares of its common stock having a value at the time of delivery, determined in accordance with Section 8 of this Agreement, of $800,000 as a termination bonus (the "Bonus Shares").

     3. Collection of Accounts Receivable. For a period of up to three (3) years following the date hereof, the Employee will use commercially reasonable efforts to assist the Employer in the collection of the presently outstanding accounts receivable of Alliance Physical Medicine & Rehabilitation, P.C. ("Alliance"), which formerly conducted a physical therapy and rehabilitation practice in Hempstead, New York and Bellmore Medical Practice, P.C. ("Bellmore"), which formerly conducted physical therapy and rehabilitation practices in Bellmore, New York and Deer Park, New York. Both Alliance and Bellmore are New York professional corporations managed by HMCA. Such collection efforts shall be consistent with the past practice of such professional corporations except to the extent, if any, curtailed by the Employer and provided that no litigation shall be commenced in the collection of such accounts receivable without the consent of the Employer. The Employee shall not be required to incur any legal expenses hereunder but will cooperate with counsel selected by the Employer in the event of any litigation in connection with the collection of such accounts receivable. In no event shall the aggregate liability of the Employee under this Section 3 exceed $200,000, which shall represent an absolute cap on any such liability. The Employer and the Guarantor, jointly and severally, shall indemnify and hold harmless the Employee from and against any losses, claims, damages or liabilities to which he may become subject as a result of the performance of his obligations under this Section 3, insofar as such losses, claims, damages or liabilities do not arise out of the gross negligence or willful misconduct of the Employee.

     4. Compensation for Services. For undertaking the collection responsibilities referred to in Section 3 of this Agreement, the Employee will receive on the date hereof shares of Guarantor's common stock having a value at the time of delivery, determined in accordance with Section 8 of this Agreement, of $200,000 (the "Services Shares").

     5. Validity, Due Authorization and Registration of Bonus Shares and Services Shares. All of the Bonus Shares and Services Shares to be issued hereunder have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully-paid and nonassessable shares of the Guarantor's common stock. The Bonus Shares and Service Shares will, when issued in accordance with this Agreement, be duly registered on an effective registration statement on an appropriate Form under the Securities Act of 1933, as amended, listed for trading on the NASDAQ SmallCap Market, and may be sold by the Employee to the public at any time without limitation or restriction (except to the extent the Employee agrees to limit the volume of his selling as provided in Section 6 of this Agreement) and without any further registration or filing with, or notice to, the Securities and Exchange Commission or any state securities administrator and without any obligation on the part of the Employee or any broker to deliver a prospectus. The certificates representing the Bonus Shares and Service Shares will contain no restrictive legends. The Employer and the Guarantor, jointly and severally, shall indemnify and hold harmless the Employee from and against any losses, claims, damages or liabilities to which he may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement covering the Bonus Shares and Service Shares or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an allegation or determination that the Employee was not entitled to rely upon such registration statement in making resales of the Bonus Shares or Service Shares or that, in making such resales, the Employee was an underwriter; and the Company the Guarantor hereby agree to reimburse the Employee for all reasonable legal and other expenses incurred by him in connection with investigating or defending any such action or claim as and when such expenses are incurred.

     6. Contractual Limitations on Resale. The Employee shall limit the number of Bonus Shares and Service Shares he publicly sells in a single trading day to the greater of (i) 10,000 shares, (ii) 10% of the average daily number of shares of the Guarantor's common stock traded on the NASDAQ System over the immediately preceding 5 trading days, or (iii) 10% of the number of shares of the Guarantor's common stock traded on the NASDAQ System on the day he sells. In the event that the Employee privately sells, assigns, or gifts Bonus Shares or Service Shares, he shall require the recipients to agree to be bound by the volume limitations of this Section such that the number of Bonus Shares and Service Shares sold by the Employee and his transferees in the aggregate do not exceed the volume limitations of this Section 6.

     7. Price Protection. It is intended by the parties that the net proceeds to be received by the Employee from the sale of the Bonus Shares and Service Shares, after the deduction of commissions and selling fees, shall be $1,000,000 in the aggregate (the "Guaranteed Amount"). If the net proceeds shall be less than $1,000,000, then the Guarantor shall have the option to continue to issue additional shares having a value equal to the initial and any subsequent shortfall or paying the shortfall in cash. Any shortfall shall be paid by Guarantor to the Employee within 30 days following a written demand by the Employee. Shares which are sold privately or otherwise privately assigned, transferred or gifted by the Employee are not entitled to the price protection benefit of this Section, and the value of such shares, calculated as of the date of their issuance by the Guarantor, shall be deducted from the Guaranteed Amount. So long as the Employee has not been prohibited from reselling Bonus Shares and Service Shares as a result of the volume limitations set forth in
Section 6 of this Agreement and so long as the registration statement covering the Bonus Shares and Service Shares has remained effective and available for the resale of the Bonus Shares and Service Shares, the value of any shares held by the Employee for over one year, also valued as of the date of their issuances, shall also be deducted from the Guaranteed Amount, as being assumed that after that time, the Employee has decided to hold the shares for investment and assume the risk inherent therein.

     8. Valuation of Shares for Purposes of Issuance. Solely for the purpose of determining the number of shares to be issued initially hereunder or to cover any deficiency where the aggregate net proceeds of the shares sold is less the Guaranteed Amount, the number of shares to be issued shall be calculated based on the average of the closing prices of Fonar Corporation's common stock on the NASDAQ SmallCap Market (or any subsequent relevant exchange or trading platform) for the five trading days preceding the third day prior to the day of the anticipated delivery of the stock to the Employee. Alternatively, the Guarantor and the Employee may jointly elect to use the value of the shares on the day they are ordered if there appears to be an upward or downward trend in the price of the Guarantor's common stock.

     9. Miscellaneous. This Agreement shall inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns, but may not be assigned by any party hereto without the prior written consent of the others. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws provisions thereof. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be waived, amended or terminated unless in writing executed by the parties hereto. The Courts of the State of New York and Federal Courts sitting in the State of New York shall have exclusive jurisdiction over any litigation arising from or relating to the subject matter of this Agreement. The headings herein are for convenience of reference only and shall not affect the interpretation of any provision hereof.


HEALTH MANAGEMENT
CORPORATION OF AMERICA

By: _________________________________
Name:
Title:


FONAR CORPORATION

By: _________________________________
Name:
Title:


_____________________________________
STEVEN JONAS

                                   EXHIBIT G

                      Assignment and Assumption Agreemenc

     ASSIGNMENT and ASSUMPTION AGREEMENT dated this 28th day of July, 2005 by and among Health Management Corporation of America and Dynamic Healthcare Management, Inc., as assignors ("the Assignors"), and Health Plus Management Services, L.L.C. ("Assignee").

                                  WITNESSETH:

     WHEREAS, the Assignors, the Assignee and Fonar Corporation are parties to an Asset Purchase Agreement of even date herewith (the "Asset Purchase Agreement") pursuant to which the Assignors sold the Assets, as defined therein, to the Assignee; and

     WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Assignors have agreed to assign certain agreements, contracts, commitments and other rights included among the Assets, as of the date hereof, to the Assignee, and the Assignee has agreed to assume certain liabilities and obligations thereunder, for periods following the Closing, as provided in the Asset Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto agree as follows:

     1. Assigned Agreements. The Assignors hereby assign, transfer and convey to the Assignee all of their rights, title and interest in and to the Assigned Agreements, as defined in Exhibit A to the Asset Purchase Agreement, and the Buyer hereby assumes and agrees to pay, perform and discharge all of the obligations and liabilities under the Assigned Agreements after the Closing. Nothing in this Agreement shall be deemed to cause any obligations or liabilities of Assignors to be assumed by the Assignee if they are not Assumed Liabilities.

     2. Non-Assignable Agreements. With respect to the Non-Assignable Agreements listed on Exhibit D-2, the Assignors will permit the Assignee to enjoy all of the rights and benefits under those agreements that the Assignors would otherwise be entitled to for the term thereof, in accordance with the terms thereof, including any right to purchase any equipment covered by said agreements at the Assignee's expense, and the Assignee, as long as such rights and benefits are provided or made available to Assignee shall comply with the terms of such agreements and shall pay, perform and discharge all of the post-Closing obligations and liabilities under such agreements, or reimburse the Assignors for doing so (upon receipt of evidence by the Assignors supporting such reimbursement reasonably acceptable to Assignee). Any such agreement and the agreement of the Assignors and Assignee hereunder with respect thereto may be terminated only in accordance with the terms of said Non-Assignable Agreement, except that the Assignee also shall have the right to terminate its agreement under this paragraph with respect to a Non-Assignable Agreement if the rights and benefits thereunder are no longer made available to the Assignee for any reason other than the failure of the Assignee to comply with its obligations under this paragraph.

     3. Vendor Relationships; Missing Agreements. With respect to the items listed in Exhibit D-3, the provisions of Paragraph 2 of this Assignment and Assumption Agreement shall apply to any agreement referred to in Exhibit D-3 where a copy thereof has been provided to the Assignee or the terms thereof have been disclosed, as long as the Assignors shall permit or arrange to permit the Assignee to enjoy all of the rights and benefits under those agreements. Where there is no agreement or the terms thereof have not been disclosed then the Assignee shall be responsible for paying for the charges for benefits it receives, or reimbursing the Assignors for doing so (upon receipt of evidence by the Assignors supporting such reimbursement reasonably acceptable to Assignee), but the Assignee may terminate such relationships by giving reasonable notice to either the Assignors or the provider of benefits.

     4. All notices required or permitted under this Agreement shall be in writing and shall be deemed given as provided in Section 18 of the Asset Purchase Agreement.

     5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be amended, waived or terminated except in a writing signed by all parties hereto. The headings herein are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall be subject to, governed by, and construed in accordance with, the laws of the State of New York. Capitalized terms set forth herein and not defined herein shall have the meanings set forth for such terms in the Asset Purchase Agreement. If any conflict exists between the terms of this Agreement and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in the manner legally binding upon them as of the date and year first set forth above.


                                          HEALTH PLUS MANAGEMENT
                                          SERVICES, L.L.C.


                                          By:  ________________________________


                                          HEALTH MANAGEMENT
                                          CORPORATION OF AMERICA


                                          By:  ________________________________


                                          DYNAMIC HEALTHCARE MANAGEMENT, INC.


                                          By: ________________________________

                                   EXHIBIT H
                              REAL ESTATE LEASES
                                   OMITlTED




                                   EXHIBIT I
                               PERSONAL PROPERTY
                                    OMITTED




                                   EXHIBIT J
                           LIENS, ENCUMBRANCES, ETC.
                                    OMITTED




                                   EXHIBIT K
                   SCHEDULE OF ACCOUNTS AND NOTES RECEIVABLE
                                    OMITTED




                                   EXHIBIT L
                              INSURANCE POLICIES
                                    OMITTED




                                   EXHIBIT M
                                   CONTRACTS
                                    OMITTED




                                   EXHIBIT N
                      NAMES, COPYRIGHT, TRADEMARKS, ETC.
                                     NONE




                                   EXHIBIT O
                           COMPENSATION TO PERSONNEL
                                    OMITTED




                                   EXHIBIT P
                            RETIREMENT PLANS, ETC.
                                    OMITTED




                                   EXHIBIT Q
                            EMPLOYEE BENEFIT PLANS
                                    OMITTED




                                   EXHIBIT R
                                  LITIGATION
                                   OMITTED




                                  SCHEDULE 2
                                    OMITTED